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                                                                   EXHIBIT 10.12

                            [Letterhead of Amphenol]

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                                                                     Memorandum

                                      1996
                       AMPHENOL MANAGEMENT INCENTIVE PLAN

I.   Purpose

     The purpose of the Plan is to reward eligible key employees of Amphenol Corporation and affiliated operations with cash bonus payments based on contributions to overall results and specific accomplishments.

II.  Eligibility

     Select management personnel, as designated by the Chairman and the President. Generally, participation includes senior management positions, corporate staff managers, general managers, and their designated direct reports.


III. Plan Components

     There are several key performance factors which will be considered by executive management and the Compensation Committee. These include, but are not limited to, the following:

     o     Year-over-year improvement
     o     Accomplishments against budget
     o     Customer satisfaction
     o     Quality management
     o     New market/new product positioning
     o     Cost reductions/productivity improvements
     o     Balance sheet management
     o     Overall Amphenol performance

     Financial performance will be measured by revenues, operating income, cash flow of operating units, and EPS growth for total Amphenol.

IV.  Administration

     o Generally, payments are made as soon as possible during the first calendar quarter following the plan year. All payments are subject to the recommendation of the Chairman and President and to the approval of the Compensation Committee.

     o Payments are based upon average base salary during the plan year (new hires will be prorated accordingly if hired prior to October 1 of plan year).

     o The maximum allowable payout under the plan cannot exceed 50% of average base salary.

     o To be eligible for payment, a participant must be an active employee during the payroll period of bonus payment. Exceptions must be recommended by the Chairman and the President and be approved by the Compensation Committee.